                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549





                                 FORM 8-K
                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

   Date of Report (Date of earliest event) February 12, 1998





                  ASSOCIATES FIRST CAPITAL CORPORATION
          (Exact name of registrant as specified in its charter)




            DELAWARE                              06-0876639
   (State or other jurisdiction                (I.R.S. Employer
     of incorporation)                       Identification Number)

                                  2-44197
                           (Commission File Number)


250 E. Carpenter Freeway, Irving, Texas                      75062-2729
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code (972) 652-4000
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Item 5.  Other Events.

      On February 12, 1998, the Board of Directors of Associates First Capital Corporation (the "Registrant") increased the size of the Board from six to nine and elected Eric S. Dobkin, Roy A. Guthrie and William M. Isaac to the Registrant's Board of Directors, effectively immediately. In addition, Mr. Guthrie, the Chief Financial Officer of the Registrant, was promoted to Senior Executive Vice President.






                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             ASSOCIATES FIRST CAPITAL CORPORATION




                             By: /s/ Frederic C. Liskow
                                  -------------------
                                  Frederic C. Liskow
                                  Assistant Secretary

Date: February 13, 1998